Exhibit 10.2

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”), dated as of April 2, 2026, is entered into by and between Bed Bath & Beyond, Inc., a Delaware corporation (“Parent”) and The Brand House Collective, Inc., a Tennessee corporation (the “Company” and, together with Parent, the “Parties” and each a “Party”). Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

A.    WHEREAS, reference is made to that certain Merger Agreement, dated as of November 24, 2025, by and among Parent, the Company and Knight Merger Sub II, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Merger Agreement”); and

B.    WHEREAS, immediately prior to the Closing of the Contribution contemplated herein, the Company entered into that certain Sixth Amendment to Third Amended and Restated Credit Agreement, dated as of the date hereof, by and among the other parties thereto, which contemplated, among other things, the Company’s receipt of proceeds of a cash contribution in an amount not less than $30,000,000 (the “Contribution Amount”) to be used for general corporate purposes, including but not limited to the Borrowers’ (as defined therein) prepayment substantially concurrently with the Sixth Amendment Effective Date (as defined therein) of the Loans (as defined therein) in an amount not less than $10,000,000.

C.    NOW, THEREFORE, the Parties desire to enter into this Agreement to provide for the contribution of the Contribution Amount by Parent to the Company (the “Contribution”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

Section 1.    Contribution. On the terms and subject to the conditions set forth herein, Parent hereby contributes, transfers and conveys to the Company, and the Company hereby accepts from Parent, the Contribution Amount. For the avoidance of doubt, the Contribution is a contribution to the capital of the Company by Parent and the Company has made no commitments to, nor does it have any obligations to, Parent of any kind whatsoever in respect of the Contribution.

Section 2.    Closing. The closing of the Contribution (the “Closing”) shall take place electronically through the exchange of documents via e-mail, immediately following the consummation of the Contribution.

Section 3.    Miscellaneous.

(a)    Amendment and Waiver. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any Party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all Parties and (ii) only in the specific instance and for the specific purpose for which made or given.

(b)    Counterparts. This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, and signature pages may be delivered by facsimile, portable document format (PDF) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(c)    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that state.

(d)    Consent to Jurisdiction; Waiver of Jury Trial. The Parties voluntarily and irrevocably submit to the jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)    Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

(f)    Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

(g)    Further Assurances. Each of the Parties shall execute such documents and perform such further acts (including obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Entity or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(h)    Assignment. No Party shall have the right or the power to assign or delegate any provision of this Agreement. Subject to the immediately preceding sentence, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, legatees, successors and permitted assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be signed on behalf of the Parties as of the date first written above.

PARENT:
BED BATH & BEYOND, INC.

By:	/s/ Marcus Lemonis
Name:	Marcus Lemonis
Title:	Principal Executive Officer

COMPANY:
THE BRAND HOUSE COLLECTIVE, INC.

By:	/s/ Amy Sullivan
Name:	Amy Sullivan
Title:	President and Chief Executive Officer